Exhibit 32.1

Certification of the President and Chief Executive Officer
pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Capital Southwest Corporation (the "Company") for the year ended March 31, 2022 (the “Report”), I, Bowen S. Diehl, President and Chief Executive Officer of Capital Southwest Corporation, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 24, 2022	By:	/s/ Bowen S. Diehl
Bowen S. Diehl
President and Chief Executive Officer